                                                                Exhibit 10.17(b)


================================================================================


                              INTELLECTUAL PROPERTY
                       AND OTHER ASSETS PURCHASE AGREEMENT

                                     Between

                                SANOFI-SYNTHELABO

                                       And

                                   ANESTA GmbH

                             Dated December 13, 2001


================================================================================





      **Certain portions of this document have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                TABLE OF CONTENTS


                          (Not part of this Agreement)


                                                                                                            Page

Article 1: DEFINITIONS AND TERMS.............................................................................2
   1.1     Specific Definitions..............................................................................2
   1.2     Other Definitional Provisions.....................................................................5

Article 2: TRANSFER OF INTELLECTUAL PROPERTY AND ASSETS AND LIABILITIES......................................5
   2.1     Purchase and Sale of Transferred Assets...........................................................5
   2.2     Obligations Undertaken............................................................................5

Article 3: PURCHASE PRICE - PAYMENT OF PURCHASE PRICE - Advance Payment Indemnity............................7

Article 4: CLOSING/COMPLETION................................................................................8
   4.1     Closing       ....................................................................................8
   4.2     Deliveries by Seller..............................................................................8
   4.3     Deliveries by Purchaser...........................................................................9
   4.4     Completion Date...................................................................................9
   4.5     Local Transfers...................................................................................9

Article 5: REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................10
   5.1     Corporate Organization...........................................................................10
   5.2     Corporate Authorization..........................................................................10
   5.3     No Violations - Consents and Approvals...........................................................11
   5.4     Transferred Contracts............................................................................11
   5.5     Compliance With Specifications...................................................................11
   5.6     Product Registrations............................................................................11
   5.7     Litigation    ...................................................................................12
   5.8     Title and Ownership..............................................................................12
   5.9     Encumbrances.....................................................................................12
   5.10    Sales and Profits Prior to Closing...............................................................12
   5.11    Absence of Lease.................................................................................13
   5.12    No Breach of Novo Nordisk A/S Representations and Warranties.....................................13
   5.13    Brokers and Finders..............................................................................13

Article 6: REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................................13
   6.1     Corporate Organization...........................................................................13
   6.2     Corporate Authorization..........................................................................13
   6.3     No Violations - Consents and Approvals...........................................................14
   6.4     Brokers and Finders..............................................................................14


Article 7: COVENANTS OF THE PARTIES.........................................................................14
   7.1     Operation of the Transferred Assets Pending the Completion Date..................................14
   7.2     Reasonable Efforts...............................................................................15
   7.3     Execution of Agreements..........................................................................15
   7.4     Transfer of the Product Registrations, Related Applications and Dossiers.........................15
   7.5     Transfer of the Transferred Contracts............................................................18
   7.6     Transfer of Books and Records and Promotional Material...........................................19
   7.7     Transfer of Ongoing Clinical Studies and Adverse Event Reporting Responsibilities................19
   7.8     Confidentiality..................................................................................20
   7.9     Non-Competition..................................................................................21
   7.10    Further Actions..................................................................................21

Article 8: CONDITIONS PRECEDENT TO CLOSING..................................................................21
   8.1     General Conditions...............................................................................21
   8.2     Conditions to Obligations of Purchaser...........................................................21
   8.3     Conditions to Obligations of Seller..............................................................22

Article 9: TERMINATION......................................................................................22

Article 10: INDEMNIFICATION  FOR BREACH OF REPRESENTATIONS AND WARRANTIES...................................22
   10.1    Indemnification:.................................................................................22
   10.2    Indemnification for Direct Claims................................................................23
   10.3    Third Party Claims:..............................................................................23
   10.4    Limitation on Indemnity Payments.................................................................24
   10.5    Survival of Representations and Warranties.......................................................25

Article 11: GENERAL PROVISIONS..............................................................................25
   11.1    Expenses and Taxes...............................................................................25
   11.2    Amendments ......................................................................................26
   11.3    Entire Agreement.................................................................................26
   11.4    Public Announcements.............................................................................26
   11.5    Governing Law - Arbitration......................................................................26
   11.6    Counterparts ................................................................................... 27
   11.7    Headings ........................................................................................27
   11.8    Notices  ........................................................................................27
   11.9    Severability ................................................................................... 28
   11.10   Binding Effect - No Assignment - Substitution....................................................28


                                LIST OF SCHEDULES
                                -----------------

   Schedule I.1  List of Categories A Countries..............................................................1
   Schedule I.2  List of Categories B Countries..............................................................2
   Schedule I.3  List of Categories C Countries..............................................................3
   Schedule I.5  List of the Product Registrations and of Pending Applications...............................4
   Schedule I.6  List of Required Consents...................................................................5
   Schedule I.8  Transferred Contracts.......................................................................6
   Schedule 5    Disclosure Schedule.........................................................................7
   Schedule 5.10 Sales of the Licensed Product and corresponding profits/losses..............................8
   Schedule 7.4(a)(i)   Identity of Purchaser's Designee.....................................................9
   Schedule 7.4(b)(i)   List of the Countries in which Seller has not submitted an Application for a Product Registration to the competent Governmental Body.......................10
   Schedule 7.4(b)(ii)  List of the Countries in which Seller has submitted an Application for a Product Registration to
                        the competent Governmental Body but where the Product
                        Registration is not already granted ................................................11
   Schedule 7.4(b)(iii) List of the Countries in which Seller has submitted an Application for a Product Registration to
                        the competent Governmental Body but where the Licensed
                        Product is not already marketed ....................................................12
   Schedule 7.7.1       Ongoing Clinical Studies............................................................13


         This Intellectual Property and Other Assets Purchase Agreement (the "Agreement") is made on December 13, 2001, by and between Sanofi-Synthelabo, a French corporation with its principal place of business located at 174, avenue de France, 75013 Paris, France ("Sanofi-Synthelabo" or the "Seller") and Anesta GmBH, a Swiss corporation with its principal place of business at Bachtelstrasse 9, 6048 Horw, Switzerland (the "Purchaser").

         Sanofi-Synthelabo and Purchaser are individually referred to as a "Party" and collectively as the "Parties".

         Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in Article I hereof.



                                   WITNESSETH:
                                   ----------

         Whereas, Sanofi-Synthelabo is licensed by Novo Nordisk A/S for the use of industrial property rights related to pharmaceutical drugs containing tiagabine as its active ingredient, Novo Nordisk A/S having retained full ownership of the trademark Gabitril(R) (and in South Africa
Gebitril(R));Affiliates

         WHEREAS, Anesta GmbH intends to purchase and acquire certain intellectual property and other assets and rights (including the right to the hereinabove referred license agreement between Sanofi-Synthelabo and Novo Nordisk A/S with respect to the Territory) related to such pharmaceutical product, and Sanofi-Synthelabo intends to sell such intellectual property and other assets and rights;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

                        ARTICLE 1: DEFINITIONS AND TERMS
                        ---------- ---------------------

         1.1      Specific Definitions
                  --------------------
         As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities or otherwise.

         "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, including the Annexes and Schedules hereto.

         "Ancillary Agreements" shall mean collectively, the Gabitril License Amendment, the Gabitril Consent to Assignment, the Transitory Distribution Agreement, the Long Term Distribution Agreement and the Toll Manufacturing Agreement.

         "Business Days" shall mean any day other than a Saturday, a Sunday or a day on which banks in Paris (France) are obligated by law or executive order to close.

         "Category A Countries" shall mean all the countries listed on Schedule
I.1 where the Licensed Product is currently marketed on the basis of an existing Product Registration and where Purchaser intends, either directly or through a Purchaser's Designee, to take over the distribution and sale of such Licensed Product as soon as the corresponding Product Registration shall have been transferred to it.

         "Category B Countries" shall mean all the countries listed on Schedule
I.2 where the Licensed Product is currently marketed on the basis of an existing Product Registration and where Purchaser intends, either directly or through a Purchaser's Designee, to take over the distribution and sale of such Licensed Product at the expiration, on a country by country basis, of the Transitory Distribution Agreement.

         "Category C Countries" shall mean all the countries listed on Schedule
I.3 where the Licensed Product is currently marketed on the basis of an existing Product Registration and where Purchaser intends, either directly or through a Purchaser's Designee, to take over the distribution and sale of such Licensed Product at the expiration on a country by country basis, of the Long Term Distribution Agreement.

         "Category D Countries" shall mean all the countries of the Territory which are not Category A Countries, Category B Countries and Category C Countries, and where the Licensed Product, whether registered or not registered, is not currently marketed at the date of execution of this Agreement.

         "Closing" shall mean the closing of the transactions contemplated in this Agreement.

         "Closing Date" shall have the meaning specified in Section 4.1 (a).

         "Disclosure Schedule" shall have the meaning specified in Article 5.

         "Dossiers" shall mean any and all product registration applications, their respective pricing and reimbursement approval applications (if applicable), including all supporting files, writings, data, studies and reports, compiled in final form and submitted to the competent local Governmental Body for granting of a Product Registration and of the relevant pricing and reimbursement approval (if applicable);

         "Completion Date" shall have the meaning specified in Section 4.4.

         "Gabitril License Agreement" shall mean the License Agreement dated as of December 2, 1997 between Sanofi, a French corporation the legal successor of which is Sanofi-Synthelabo, and Novo Nordisk A/S.

         "Gabitril License Amendment" shall mean the Amendment to the Gabitril License Agreement to be entered into prior to the Closing between Novo Nordirsk A/S and Sanofi-Synthelabo.

         "Gabitril Consent to Assignment" shall mean the agreement to be entered into, on, or prior to, the Closing, between Novo Nordisk A/S, Purchaser and Sanofi-Synthelabo whereby Novo Nordisk A/S consents to the assignment by Seller to Purchaser of its rights and obligations under the Gabitril License Agreement with respect to the Territory.

         "Governmental Body" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether national, federal, state, local or foreign, or any other agency or instrumentality thereof.

         "Licensed Product" shall have the meaning specified in Section 1.6 of the Gabitril License Agreement.

         "Long Term Distribution Agreement" shall mean the distribution agreement to be entered into, on the Closing, between Sanofi Winthrop Industrie and Purchaser, according to which Sanofi Winthrop Industrie and/or certain Affiliates will continue after the Completion Date to distribute the Licensed Products for a long term period after the Completion Date in the Category C Countries.

         "Net Sales" shall mean Seller and/or Seller's Affiliates gross receipt from sales of Licensed Product when invoiced to a third party, less the following deductions actually allowed and taken by such third party: (i) trade, cash and/or quantity discounts allowed, if any (ii) refund, credit, return, rebate or allowances effectively reducing the selling price, (iii) value added taxes and sales taxes, (iv) duties, (v) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such on the total amount invoiced.

         "Obligations Undertaken" shall have the meaning specified in Section
2.2 (a).

         "Person" shall mean any individual, corporation, partnership, association, trust or other legal entity or organization, having legal personality, or the right to sue in its own name.

         "Product Registration" shall mean, to the extent transferable, any approvals issued by the relevant Governmental Bodies of any country in the Territory to import, distribute and/or sell the Licensed Product in such country. To the extent transferable, the Product Registration shall include the pricing and reimbursement approval (if applicable). Schedule I.5 sets forth the list of (i) all Product Registrations issued to the Seller and/or to its Affiliates relating to the importation, distribution and sale of the Licensed Product, and (ii) of all applications for a Product Registration currently pending.

         "Purchaser's Designee" shall have the meaning specified in Section
14.10.

         "Required Consents" shall mean the consents, approvals and waivers referred to on Schedule I.6.

         "Specifications" shall mean the specifications of the Licensed Product and raw materials as defined in the Product Registrations.

         "Territory" shall mean the territory licensed to Seller under the Gabitril License Agreement, as such territory is specified in Section 1.16 of such Gabitril License Agreement, with the exception of France.

         "Toll Manufacturing Agreement" shall mean the toll manufacturing agreement to be entered into on the Closing between Sanofi-Synthelabo Ltd, an Affiliate of Seller, and Purchaser, pursuant to which Sanofi-Synthelabo Ltd will toll manufacture the Licensed Products after the Completion Date in its manufacturing plant located at Fawdon (UK) for a certain period of time after the Completion Date.

         "Transferred Assets" shall have the meaning specified in Section 2.1
(a).

         "Transferred Books and Records" shall mean all books and records relating exclusively to the Licensed Product, including without limitation accounting books and records and the results of tests and studies made by Sanofi-Synthelabo or its Affiliates in connection with the Licensed Product, with the exception of such books and records which relate exclusively to France, and excluding customer lists if any.

         "Transferred Contracts" shall mean the contracts listed on Schedule I.8 and Unsatisfied Orders.

         "Transitory Distribution Agreements" shall mean the distribution agreements to be entered into between Sanofi-Synthelabo, acting on behalf of certain of its Affiliates (or directly by such Affiliates), and Purchaser, pursuant to which such Sanofi-Synthelabo Affiliates will continue after the Completion Date to distribute the Licensed Products for a short term period after the Completion Date in the Category A and B Countries.

         "Unsatisfied Order" shall have the meaning specified in Section 2.1(a).

         [**]

         1.2      Other Definitional Provisions
                  -----------------------------

         (a) The words "hereof", "herein", "hereinafter", "hereinabove" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement. A reference to an Article, Section, Schedule or Annex is, except as otherwise expressly stated, a reference to an Article or Section of, or a Schedule or Annex to, this Agreement.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The words "include", "includes" and "including" are not limiting.


    ARTICLE 2: TRANSFER OF INTELLECTUAL PROPERTY AND ASSETS AND LIABILITIES
    ---------- ------------------------------------------------------------

         2.1      Purchase and Sale of Transferred Assets
                  ---------------------------------------

         (a) Upon the terms and subject to the conditions of this Agreement, subject to the conditions precedent set forth in Article 8, on the Completion Date, Seller shall, and/or shall cause its Affiliates to, sell, transfer, and assign to Purchaser, and Purchaser shall purchase, acquire and assume from Seller and/or its Affiliates, all right, title, and interest of the Seller and/or such Affiliates under the Gabitril License Agreement, to which Sanofi-Synthelabo is entitled as of the date hereof, including the product development rights (as provided for in the Gabitril License Agreement), all the rights inuring to Sanofi-Synthelabo under the license of trademarks and patents granted thereunder, and all related goodwill (including without limitation Unsatisfied Orders of Licensed Products received from third parties (other than Affiliates of Seller) within the Territory prior to the Completion Date), but in each case only with respect to the Territory. "Unsatisfied Orders" shall mean for the purposes of this Agreement, any order of Licensed Products which is not shipped by Seller or its Affiliates on the Completion Date.

         (b) The Transferred Assets shall exclude any asset or right not specifically listed in Section 2.1(a). In particular, shall not be included in the Transferred Assets, any and all rights to the accounts receivable related to the sales of the Licensed Product prior to the Completion Date (other than with respect to any Unsatisfied Orders of Licensed Products), such rights remaining vested in Seller and/or its Affiliates.

         2.2      Obligations Undertaken
                  ----------------------

         (a) Upon the terms and subject to the conditions of this Agreement, subject to the conditions precedent set forth in Article 8, on the Completion Date, Purchaser shall undertake to fulfill and be liable for the following obligations, liabilities, commitments and/or indebtedness of the Seller and/or its Affiliates (the "Obligations Undertaken") in each case only with respect to the Territory:

              (i) any obligation, liability, commitment and/or indebtedness incurred after the Completion Date in respect of any of the Transferred Assets, including, but not limited to, any obligation arising under the Gabitril License Agreement, including any liabilities of the Seller related to Seller's representations and warranties in the Gabitril License Agreement;

              (ii) any obligation, liability, commitment and/or indebtedness incurred after the Completion Date with respect to the manufacture, marketing, distribution and/or sale of the Licensed Product; and

              (iii) any obligation, liability, commitment and/or indebtedness specifically undertaken by Purchaser under this Agreement.

         (b) The Parties agree that Purchaser shall not hereunder assume or become liable for any obligation, commitment and or indebtedness other than the Assumed Liabilities. In particular, the following shall not be included in the Assumed Liabilities (i) any and all obligations related to accounts payable with respect to goods purchased or services rendered prior to the Completion Date, Seller and/or its Affiliates remaining liable for the payment of such accounts payable, and (ii) any and all obligations, liabilities, commitments and/or indebtedness relating to the employment contract of Seller's and Seller's Affiliates' employees dedicated to the operation of the Transferred Assets and of the related business, Seller and Seller's Affiliates remaining fully liable for any such obligations, liabilities, commitments and/or indebtedness.

         (c) For the avoidance of doubt, prior to the Completion Date, Sanofi-Synthelabo shall terminate, and shall cause each of its Affiliates to terminate, at its own cost and expenses, to the extent they relate to the Licensed Product and the Territory (i) the sub-license agreement between Sanofi-Synthelabo and Sanofi-Winthrop Industrie according to which Sanofi-Synthelabo has granted to Sanofi-Winthrop Industrie a sub-license of the industrial property rights related to the Licensed Product, and (ii) any and all the existing distribution agreements between Sanofi-Winthrop Industrie and Seller's Affiliates pertaining to the distribution of Licensed Products in the Territory, as such agreements are referred to in the Recitals to this Agreement. Seller shall indemnify and hold harmless Purchaser from and against any claim of any of such Seller's Affiliates in connection with the termination of the here above referred agreements and/or the collection of the Purchase Price.

         For the further avoidance of doubt, it is expressly understood and agreed that none of the employees of Seller or its Affiliates is employed in whole, or for more than one half of his working hours in connection with the distribution or sale of Licensed Product and therefore Purchaser shall not be or be deemed liable for any transfer or deemed transfer of employees, in consequence of which Seller shall indemnify Purchaser if its becomes obliged to bear any liability related to Seller's employees of Seller or its Affiliates.

             ARTICLE 3: PURCHASE PRICE - PAYMENT OF PURCHASE PRICE -
             ---------- --------------------------------------------
                            ADVANCE PAYMENT INDEMNITY
                            -------------------------

         (a)Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller at the Closing, in full payment of the aforesaid sale, transfer and assignment of the Transferred Assets, immediately available funds in the total amount of Euros [**]. Payment of the purchase price shall be made by a bank check ("cheque de banque") drawn on Credit Suisse, or another bank of first rank international reputation, to be delivered to Seller on the Closing. The Purchase Price shall not be subject to any adjustment or revision and represents the entire purchase price of the Transferred Assets.

         (b)In consideration for the fact that the Purchaser shall pay the Purchase Price on the Closing Date but that the transfer of the Transferred Assets shall only occur on the Completion Date, Seller shall pay to Purchaser, as an advance payment indemnity, an amount equal to the net margin of Seller 's Affiliates or any order of Licensed Product shipped to third party customers in the Territory (other than Affiliates of Seller) from, and including, the Closing Date to the Completion Date (the "Net Margin"). For the purpose of this clause, Net Margin shall be equal to the following:

         [**]

Net Sales shall have the same meaning as in the Transitory Distribution Agreement(s). Net Sales from the Closing Date to December 31 shall be deemed to be equal to 18/31st of the Net Sales during the entire month of December.

Seller shall notify Purchaser of the amounts of Net Margin, together with the amount and localization of the Net Sales on which such Net Margin was made, within 20 Business Days from the Completion Date. Purchaser (or a designated representative of Purchaser) shall have the right to review all work papers and procedures used to calculate the Net Sales and shall have the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Unless, within fifteen (15) Business Days after notification to Purchaser of the amount of the Net Margin, Purchaser notifies Seller in writing that it objects to the calculation of the Net Margin and specifies the basis for such objection, such calculation of Net Margin shall become final and binding upon the Parties for the purpose of this Article 3. If Purchaser objects and if Purchaser and Seller are unable to resolve all of Purchaser's objections within fifteen (15) Business Days after such notification has been given, all remaining matters in dispute shall be submitted to the office of KPMG-Peat Marwick located in the Paris Region, or if such office of KPMG-Peat Marwick is not available or refuses to act, another accounting firm to be chosen among the offices of internationally reputed accounting firms ("big five") in the Paris Region other than the auditors of Seller or Purchaser (KPMG - Peat Marwick or such other firm, as the case may be, are referred to herein as the "Accounting Firm"). In the event Seller and Purchaser are unable to agree upon the selection of the Accounting Firm within five (5) Business Days after expiration of the herein above referred fifteen (15) Business Day period, the Accounting Firm shall be appointed by the International Center for Expertise of the International Chamber of Commerce, Paris, France at the request of the most diligent party. The International Center for Expertise shall not, however, administer the dispute resolution procedure. The request to the International Center for Expertise shall include a copy of the present clause and shall stipulate that the Accounting Firm shall be a French firm affiliated to one of the "big five" networks and based in the Paris Region. The Accounting Firm shall, acting as experts and not as arbitrators, make a final determination as to all remaining matters in dispute with respect to Net Margin which determination shall be conclusive and binding on Purchaser and Seller. Purchaser and Seller agree to cooperate with each other in order to resolve any and all matters in dispute as soon as possible. Purchaser shall provide Seller and Seller's accountants full access to the Transferred Books and Records, to any other information, and to its employees, and shall cooperate with Seller, to the extent necessary for Seller to calculate the Net Margin.

Within thirty (30) Business Days after the Net Margin has been finally determined in accordance with the procedure set forth above, Seller shall pay the Net Margin to Purchaser. Such payment shall be made by wire transfer to the account specified by Purchaser to this effect.

                         ARTICLE 4: CLOSING/COMPLETION
                         ---------- ------------------
         4.1      Closing
                  -------

         (a) Unless otherwise mutually agreed between the Parties, the Closing will take place at 10:00 a.m. at the Geneva offices of Sanofi S.A./AG on December 13, 2001 (the "Closing Date") provided that all the conditions precedent set forth in Article 8 have been satisfied, or such later date as the Parties hereto may agree.

         (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, transfer and assignment of any Transferred Asset requires any Required Consent and such Required Consent shall not have been obtained at or prior to the Closing Date, this Agreement shall not constitute a sale, transfer and/or assignment, or any attempted sale, transfer and/or assignment with respect to such Transferred Asset, until such Required Consent is obtained.

         4.2      Deliveries by Seller
                  --------------------

         At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

         (a) The Gabitril License Amendment, duly executed by Novo-Nordisk A/S and Sanofi-Synthelabo;

         (b) The Gabitril Consent to Assignment, duly executed by Novo-Nordisk A/S and Sanofi-Synthelabo;

         (c) The Toll Manufacturing Agreement duly executed by Sanofi-Synthelabo Ltd, and

         (d) The Transitory Distribution Agreements and the Long Term Distribution Agreement duly executed by Seller, and

         (e) All such other deeds, endorsements, assignments and other instruments as, in the reasonable opinion of Purchaser, shall be necessary to vest in Purchaser title to the Transferred Assets.

         (f) The Inventory Purchase Agreement duly executed by Sanofi-Winthrop Industrie.

         4.3      Deliveries by Purchaser
                  -----------------------

         At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

         (a) The payment of the Purchase Price as set forth in Section 3.1;

         (b) Subject to delivery under Section 4.2 (b), the Gabitril Consent to Assignment, duly executed by Novo-Nordisk A/S, Sanofi-Synthelabo and Purchaser;

         (c) Toll Manufacturing Agreement duly executed by Purchaser, and

         (d) The Transitory Distribution Agreements and the Long Term Distribution Agreement duly executed by Purchaser, and

         (e) All such other instrument of assignment as, in the reasonable opinion of Seller, shall be necessary to vest in Purchaser the Obligations Undertaken as of the Completion Date.

         (f) The payment of the Initial Purchase Price as specified in the Inventory Purchase Agreement.

         4.4      Completion Date
                  ---------------

         Notwithstanding any other provision of this Agreement, the Parties agree that the transfer of the Transferred Assets and the Undertaking to fulfill the Obligations Undertaken, as provided in Article 2 hereof shall be effective on January 31st, 2002 (the "Completion Date"), in order to enable the parties to take all measures each of them deems appropriate in order to implement the transaction contemplated hereby without description.

         4.5      Local Transfers
                  ---------------

         If required by local laws or regulations, including but not limited to tax laws or regulations, or necessary for tax purposes, and as evidenced by appropriate legal opinions of Purchaser's counsels and/or Seller's counsel, local closings in each such country shall take place on Completion or as promptly as practicable after the Completion (the "Local Transfers") and Seller and Purchaser shall, or shall cause their respective Affiliates, to execute and deliver such instruments and take such actions, consistent with the terms and conditions of this Agreement, as in the reasonable opinion of Purchaser's counsels and/or Seller's counsels, as the case may be, may be required to complete such Local Transfers. Any portion of the Purchase Price that would be payable for such Local Transfers by Purchaser or by any Purchaser's Designee will be determined by mutual agreement of the Parties, provided that if the Parties do not reach an agreement on this issue within thirty days, such price shall be equal to a portion of the Purchase Price determined pro-rata to net sales of Licensed Product over the twelve month period from December 1, 2000 to November 30, 2001, and shall be deemed (i) to be included in the Purchase Price, and (ii) to have been paid to Seller, or the concerned Seller's Affiliate, as anticipated payment, with the Purchase Price. Accordingly, to the extent any amount needs to be paid by Purchaser or Purchaser's Designee to Seller in connection with any such Local Transfer, Seller shall, within three
(3) Business Days after the date of each Local Transfer, reimburse Purchaser for the full amount of the payment made in respect of the Transferred Assets transferred at such Local Transfer. Such Local Transfers shall be subject to the provisions of Section 11.1. In no case shall the transactions contemplated under this Agreement be deemed to be conditioned upon, or subject to, the execution of the here above referred instruments.

              ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF SELLER
              ---------- ----------------------------------------

         Seller hereby represents and warrants to Purchaser that, except as disclosed in Schedule 5 attached hereto (the "Disclosure Schedule"):

         5.1      Corporate Organization
                  ----------------------

         Each of Seller and of its Affiliates in the Territory is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of such incorporation and Seller and such Affiliates of Seller have all requisite corporate power and authority to own and operate their properties and to carry on their businesses as now conducted.

         5.2      Corporate Authorization
                  -----------------------

         Each of Seller and of its Affiliates in the Territory has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by Seller or such Affiliates of Seller in connection with the consummation of the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the execution, delivery and performance by Seller and/or such Affiliates of Seller of any of the Ancillary Agreements has been duly authorized or, as far as the Ancillary Agreements are concerned, shall have been duly authorized at the Closing Date, by all necessary corporate action on the part of Seller and/or such Affiliates of Seller. This Agreement constitutes, and each of the Ancillary Agreements when so executed and delivered will constitute, legal, valid and binding obligations of Seller and/or such Affiliates of Seller enforceable against each of them in accordance with their respective terms.

         5.3      No Violations - Consents and Approvals
                  --------------------------------------

         Subject to receipt of the Required Consents, if any, the execution, delivery and performance of this Agreement and of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, violate, result in the breach of, or constitute a default under any law or regulation applicable to Seller and/or any of the Affiliates of Seller (ii) conflict with, violate, result in the breach of, or constitute a default under, any provision of the certificate of incorporation or by-laws or similar documents of Seller or of any of the Affiliates of Seller, (iii) conflict with, violate, result in the breach of, constitute a default under, or result in the termination, cancellation, acceleration of any right or obligation of Seller or such Affiliates of Seller under the Gabitril License Agreement and/or the Transferred Contracts, or more generally otherwise modify the terms or conditions of such Gabitril License Agreement and/or Transferred Contracts, except as provided under the Gabitril License Amendment. Except for the Required Consents, no consents, approvals or waivers are required on the part of Seller or such Affiliates of Seller in connection with the execution delivery and performance of this Agreement or of any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby.

         5.4      Transferred Contracts
                  ---------------------

         Seller and/or its Affiliates have performed all of the obligations required to be performed under the Transferred Contracts, and none of them is in material default thereunder. To Seller's knowledge, no party to any of the Transferred Contracts is in material default thereunder. Neither Seller nor any of its Affiliates has received from any party to any of the Transferred Contracts (i) any notice that any such party intends to terminate any such Transferred Contract, or (ii) any claim of material breach from any such party with respect to the performance of obligations pursuant to any such Transferred Contract. Each such Transferred Contract constitutes the legal, valid and binding obligations of Seller or its Affiliates, and such Transferred Contract is enforceable in accordance with its terms. Except for Required Consents, Purchaser will succeed to all rights, title and interests of Seller and/or its Affiliates under each Transferred Contract without necessity to obtain the consent by the other party or parties to the assignment of such Transferred Contract.

         5.5      Compliance With Specifications
                  ------------------------------

         All the Licensed Product under its finished form sold or to be sold prior to the Completion Date was in compliance with the Specifications.

         5.6      Product Registrations
                  ---------------------

         (a) To Seller's knowledge, each Product Registration listed on Schedule
I.5 has been validly issued by the appropriate Governmental Body.

         (b) Seller and/or its Affiliates are in material compliance with all regulatory, agency and other requirements of all competent Governmental Bodies relating to the Product Registrations listed on Schedule I.5, and (ii) neither Seller nor any of its Affiliates has received any notice or charge, which has not been complied with or withdrawn, by such Governmental Bodies asserting any material violation of any such regulatory, agency or other requirement.

         5.7      Litigation
                  ----------

         There are no Legal Proceedings pending against Seller or any of its Affiliates, or to Seller's knowledge currently threatened, that relate (i) to the manufacture, distribution and/or sale of the Product, or (ii) to any of the Transferred Assets. [**].

         5.8      Title and Ownership
                  -------------------

         Seller and/or its relevant Affiliate has good and marketable title to, and ownership of, the Transferred Assets and related business which have been created and/or developed by them on the basis of the rights granted by Novo-Nordisk A/S under the Gabitril License Agreement. Except as otherwise expressly set forth herein, Seller does not make any express or implied warranty regarding the condition of any of the Transferred Assets or of it related business.

         5.9      Encumbrances
                  ------------

         The Transferred Assets are free and clear of all pledges, liens or other encumbrances.

         5.10     Sales and Profits Prior to Closing
                  ----------------------------------

         Schedule 5.10 attached to this Agreement contain the information relating to the sales of the Licensed Product, as realized by Seller and/or its Affiliates with non-related customers, during the three (3) year period preceding the Closing and the corresponding net profits or losses during the same period. Considering the specificity of the Transferred Assets, Purchaser acknowledges and agrees that such profit and loss figures, which have been determined according to Sanofi-Synthelabo group's accounting rules and extracted from Sanofi-Synthelabo group's analytical accounting system, are only estimates prepared in good faith on the basis of the books and records of Seller and of the structure of operations in place within the Sanofi-Synthelabo group, and that, as such, they are not relevant to assess the expected profitability in the future of the business related to the Transferred Assets as such business may be operated in a group other than the Sanofi-Synthelabo group. Purchaser acknowledges and agrees that through the Due Diligence Process referred to in
Section 10.3 (a) of this Agreement it has had access, prior to the date hereof, to all information necessary for Purchaser to assess the expected profitability of the business related to the Transferred Assets, following the Closing Date.

         5.11     Absence of Lease
                  ----------------

         No right to occupancy of any real estate to the benefit of Purchaser shall result from, or arise out of, the sale, transfer and assignment of the Transferred Assets under this Agreement.

         5.12     No Breach of Novo Nordisk A/S Representations and Warranties
                  ------------------------------------------------------------

         There is no specific fact, event or circumstance which it considers likely to constitute a breach by Novo Nordisk A/S of Novo Nordisk's representations and warranties under Section 18 of the Gabitril License Agreement.

         5.13     Brokers and Finders
                  -------------------

         There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any Affiliate of Seller who might be entitled to any fee or commission from Purchaser or any Affiliate of Purchaser in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

             ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF PURCHASER
             ---------- -------------------------------------------

         Purchaser hereby represents and warrants to Seller as follows:

         6.1      Corporate Organization
                  ----------------------

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Purchaser has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

         6.2      Corporate Authorization
                  -----------------------

         Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and of any of the Ancillary Agreements has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes, and each of the Ancillary Agreements when so executed and delivered on or prior to the Closing Date will constitute, legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms.

         6.3      No Violations - Consents and Approvals
                  --------------------------------------

         The execution, delivery and performance by Purchaser of this Agreement or of any of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not, and will not, (i) conflict with, violate, result in the breach of, or constitute a default under any law or regulation applicable to Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under, any provision of the certificate of incorporation or by-laws of Purchaser, (iii) conflict with, violate, result in the breach of, constitute a default under, or result in the termination, cancellation, acceleration of any right or obligation of Purchaser or under any contract by which Purchaser is bound. No consents, approvals or waivers are required on the part of Purchaser in connection with the execution and delivery of this Agreement or of any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby.

         6.4      Brokers and Finders
                  -------------------

         There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or any of its Affiliates who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                      ARTICLE 7: COVENANTS OF THE PARTIES
                      ---------- ------------------------

         7.1     Operation of the Transferred Assets Pending the Completion Date
                 ---------------------------------------------------------------

         Until the Completion Date, Seller shall, and shall cause its Affiliates to, (unless prior written consent of Purchaser or except as otherwise contemplated by this Agreement):

         (a) Continue to deal with the Transferred Assets consistent with past practices; in particular and without limitation to the generality of the foregoing, Seller shall and shall cause its Affiliates to deal with any Unsatisfied Orders of Licensed Products in the ordinary course of business consistent with past practice and taking into according specific requirement of third party customers.

         (b) In the event that Seller or any of its Affiliates receives written notice by a competent Governmental Body of a material violation of any regulatory, agency or other requirement relating to the Product Registrations, undertake all such actions as may be necessary to cure such material violation;

         (c) Not amend or terminate the Gabitril License Agreement.

         Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to create, for Seller or for any of its Affiliates, an obligation to launch during this period, or after the Completion Date, the Licensed Product in any country of the Territory where, at the date hereof, there is a Product Registration but the Licensed Product is not already marketed.

         7.2      Reasonable Efforts
                  ------------------

         Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to fulfill the conditions precedent set forth in Article 8 hereof to the extent if is within its power to fulfill such conditions. Each Party shall use all its commercially reasonable efforts to cooperate with the other Party for such purpose.

         7.3      Execution of Agreements
                  -----------------------

         On the Closing Date, Seller and Purchaser shall execute the Gabitril Consent to Assignment and shall execute, or shall cause their respective Affiliates to execute, the Ancillary Agreements.

        7.4     Transfer of the Product Registrations, Related Applications
                and Dossiers
                ----------------------------------------------------------------

         The Product Registrations and related applications shall be transferred to Purchaser, or the Purchaser's Designee in accordance with the following provisions:

         (a) In all countries of the Territory with the exception of the Category D Countries, the following provisions shall apply (on a country by country basis):

              (i) In Category A Countries, Seller and/or the relevant Affiliates of Seller shall use all commercially reasonable efforts to complete the transfer of the corresponding Product Registrations as promptly as practicable after the Completion Date to the benefit of the Purchaser's Designee, the identity of which is specified in Schedule 7.4 (a) (i).

                   Purchaser shall cause each of the Purchaser's Designee to accept the transfer of the corresponding Product Registrations and, for such purpose, shall formalize with Seller and/or Seller's Affiliates, as promptly as practicable, all necessary documents. More generally, Purchaser shall use all commercially reasonable efforts, and shall cause the hereinabove referred Purchaser's Designees to use all commercially reasonable efforts to assist Seller and/or Seller's Affiliates for the transfer of such Product Registrations.

                   If the transfer is not possible within the hereafter referred time limits, and/or permitted under applicable laws and regulations in any country in the Territory, Seller and/or the relevant Affiliates of Seller shall have the right in such country (i) to discontinue the promotion of the Licensed Product at the expiration of a period of [**] after the Completion Date, and
(ii) to discontinue the sale of the Licensed Product at the expiration of a period of [**] after the Completion Date, it being understood that, in such case, Seller and/or the relevant Affiliates of Seller shall use all commercially reasonable efforts to maintain the corresponding Product Registration in full force and not to withdraw it until the expiration of a period of [**] after the Completion Date, unless said date is extended by mutual written agreement of the Parties. At the expiration of such [**] period, Seller and/or the relevant Affiliates of Seller shall have the right to withdraw such Product Registration.

              (ii) In Category B Countries, Seller shall cause its corresponding Affiliates to continue to distribute and sell the Licensed Product after the Completion Date under the terms and conditions of the Transitory Distribution Agreements.

                   According to such Transitory Distribution Agreements:

                   (x) the corresponding Seller's Affiliate shall continue to sell the Licensed Product in its country, consistent with past practice, in its name but as Purchaser's distributor under conditions identical to the conditions described in paragraph (i) hereinabove.

                   (y) Not later than [**] after the Completion Date, Purchaser shall notify to Seller the name of the Purchaser's Designee for each Category B Country, and Seller and/or the relevant Seller's Affiliate shall use all commercially reasonable efforts to complete the transfer of the corresponding Product Registrations as promptly as practicable after the expiration of this [**] period, to the benefit of such Purchaser's Designee.

         Purchaser shall cause each of the Purchaser's Designee to accept the transfer of the corresponding Product Registration and, for such purpose, to formalize with Seller and/or the relevant Seller's Affiliates, as soon as possible, all necessary documents. More generally, Purchaser shall use all commercially reasonable efforts, and shall cause the hereinabove referred Purchaser's Designee to use all commercially reasonable efforts, to assist Seller for the transfer of such Product Registration.

         Should Purchaser not have communicated to Seller, at the expiration of the hereinabove referred [**] period, the name of Purchaser's Designee for any specific country, then the corresponding Product Registration shall be transferred by Seller, and/or by the relevant Seller's Affiliates, to Purchaser, every time that such transfer is possible and permitted by applicable laws and regulations.

         If the transfer is not possible within the hereafter referred time limits, and/or not permitted under applicable laws and regulations, the corresponding Seller's Affiliate shall have the right (i) to discontinue the promotion of the Licensed Product at the expiration of a period of [**] from the date of expiration of the hereabove referred [**] period, and (ii) to discontinue the sale of the Licensed Product at the expiration of a period of [**] from the date of expiration of such [**] period, it being understood that, in such case, Seller shall cause its corresponding Affiliates to use all commercially reasonable efforts to maintain the corresponding Products Registration in full force and not to withdraw it until the expiration of a period of [**] from the date of expiration of such [**] period, unless said date is extended by mutual written agreement of the Parties. At the expiration of such [**] period, Seller and/or the corresponding Seller's Affiliates shall have the right to withdraw such Product Registration.

         Accordingly, the Transitory Distribution Agreements shall terminate, on a country by country basis, either (i) on the date at which the corresponding Product Registration shall have been transferred to Purchaser or to Purchaser's Designee in accordance with the hereinabove provisions, or (ii) should the transfer not be possible within the hereabove referred time limits and/or not permitted under applicable laws and regulations, on the date at which Seller and/or the relevant Seller's Affiliates shall have decided to discontinue the sale of the Licensed Product in accordance with the hereinabove provisions.

              (iii) In Category C Countries, Seller shall cause its Affiliates to continue, to distribute and sell the Licensed Product after the Completion Date under the terms and conditions of the Long Term Distribution Agreement. The corresponding Product Registrations shall be transferred to Purchaser, or Purchaser's Designee at the expiration of the Long Term Distribution Agreement under the conditions defined in such agreement.

         (b) In category D Countries, the following provisions shall apply (on a country by country basis):

              (i) In countries in which, at the date hereof, Seller, and/or the relevant Seller's Affiliates, has not submitted an application for a Product Registration to the competent Governmental Body, a list of which is attached hereto as Schedule 7.4 (b) (i), on or as soon as practicable after the Completion Date, Seller, or the relevant Seller's Affiliates, shall hand over the corresponding Dossiers to Purchaser, to the extent such Dossiers exist at the date hereof and regardless of the status of the preparation of such Dossiers at such date. For the avoidance of doubt, nothing in this Agreement shall interpreted or construed to create for Seller, or for any of its Affiliates, an obligation to complete, after Closing, the preparation of any Dossier with respect to any country of the Licensed Territory.

              (ii) In countries of the Licensed Territory in which, at the date hereof, Seller, and/or the relevant Seller's Affiliates, has submitted an application for a Product Registration to the competent Governmental Body but such Product Registration is not already granted at the Completion Date, a list of which, at the date hereof, is attached hereto as Schedule 7.4 (b) (ii), on or as soon as practicable after the Completion Date, Seller, or the relevant Seller's Affiliates, shall transfer the benefit of said Product Registration application and shall hand over the related Dossier to Purchaser, or to Purchaser's Designee, every time said transfer is possible and permitted under applicable laws and regulations.

                   Purchaser shall use all commercially reasonable efforts, and shall cause the hereinabove referred Purchaser's Designee, to assist Seller, and/or the relevant Seller's Affiliates, for the transfer of such Product Registration application.

                   If the transfer is not possible and/or permitted under applicable laws and regulations, Seller shall not proceed with and/or shall withdraw such Product Registration application, at Seller's discretion (but after consultation with Purchaser) and Purchaser shall, if it so decides, submit a new application. For such purpose, Seller shall hand over to Purchaser a clean copy of the Dossier submitted for such application along with the corresponding registration history.

              (iii) In countries of the Territory in which, at the date hereof, Seller and/or the relevant Seller's Affiliates has obtained a Product Registration from the competent Governmental Body but where the Licensed Product is not already marketed, a list of which is attached hereto as Schedule 7.4 (b)
(iii), on or as soon as practicable after the Completion Date, Seller or the relevant Seller's Affiliates, shall transfer said Product Registration and shall hand over the related Dossier to Purchaser, or to Purchaser's Designee, every time said transfer is possible and permitted under applicable law and regulations.

                   Purchaser shall use its commercially reasonable efforts, and shall cause the hereinabove referred Purchaser's Designee, to assist Seller, and/or the relevant Seller's Affiliates, for the transfer of such Product Registration

                   If the transfer is not possible and/or permitted under applicable laws and regulations, Seller, and/or the relevant Seller's Affiliates, shall have the right, at Seller's discretion (but after consultation with Purchaser), to withdraw such Product Registration and Purchaser shall, if it so decides, submit a new application. For such purpose, Seller, or the relevant Seller's Affiliates, shall hand over to Purchaser a clean copy of the related Dossier along with the corresponding registration history.

         (c) Each of the Parties shall bear all its internal costs resulting from the implementation of the provisions this Section 7.4. Purchaser, or Purchaser's Designee, shall bear all external costs resulting from the implementation of the provisions of this Section 7.4. Purchaser shall therefore, upon presentation of the appropriate documentation evidencing such costs, reimburse to Seller or its Affiliates, as appropriate all the external costs incurred by Seller and such Affiliates, for the implementation of the provisions of this Section 7.4. Such reimbursement shall be made on a quarterly basis and at cost.

         (d) During the period from the Completion Date to the date at which the transfer of each Product Registration shall have been completed for a specific country, Seller and/or the relevant Affiliates and/or Distributors of Seller shall continue to sell, provide, market and distribute the Licensed Product in such country, or shall cause its Affiliates to continue to do so, consistent with past practice, in its name but as Purchaser's distributor, according to the conditions, and for the duration of the relevant Transitory Distribution Agreement.

         7.5      Transfer of the Transferred Contracts
                  -------------------------------------

         (a) On the Completion Date, and subject to the Required Consents, Seller shall transfer, or shall cause its Affiliates to transfer, to Purchaser the Transferred Contracts, including any and all Unsatisfied Orders for Licensed Products received from customers in the Territory prior to such Completion Date. Seller shall use, and shall cause each of its Affiliates to use, all its commercially reasonable efforts to obtain the Required Consents as promptly as practicable after the Completion Date (to the extent relating to Transferred Contracts it entered into).

         (b) In each instance in which a Required Consent cannot be obtained, or if an attempted transfer or assignment would be ineffective or would adversely affect the ability of Seller and/or the relevant Affiliates of Seller to convey the interest in question to Purchaser, Seller and/or such relevant Affiliates shall use all its commercially reasonable efforts to enter into any such alternative arrangement and agreement with Purchaser as may be appropriate in order to allow Purchaser to realize, receive and enjoy substantially similar and equivalent rights and benefits. For the avoidance of doubt, nothing in this Agreement shall be interpreted or construed (i) as an attempt to transfer or assign any Transferred Contract that is by its terms non-transferable or assignable without the consent of the other party or parties thereto, and (ii) as far as any such Required Consent is concerned, as a condition precedent to Purchaser's obligations under this Agreement.

         7.6      Transfer of Books and Records and Promotional Material
                  ------------------------------------------------------

         As promptly as reasonably possible after the Completion Date, Seller shall transmit, and/or shall cause its Affiliates to transmit, to Purchaser all Transferred Books and Records, Dossiers and promotional material relating to the Licensed Product, with the exception of the Transferred Books and Records and the promotional material the possession of which will be necessary or useful to Seller and/or such Affiliates for the implementation of its/their obligations under this Agreement or under any of the Ancillary Agreements, such Transferred Books and Records being, in such case, transmitted to Purchaser following full completion of such obligations by Seller and/or its Affiliates.

         Seller and/or its Affiliates shall have the right to retain the Transferred Books and Records for legal, regulatory, tax or accounting purposes, so long as Seller or its Affiliates provide at least one copy of such Books and Records to Purchaser.

         Seller shall give, and shall cause its Affiliates to give, access to its and/or their books and records that relate only partially to the Licensed Product subject to the following conditions: (i) the information relating to the Licensed Product will be necessary to Purchaser for the manufacture and/or sale of the Licensed Product or to satisfy Purchaser's tax or financial reporting requirements, (ii) such books and records do not contain information relating to the activities of Seller, any of its Affiliates, and/or any third party the nature and/or content of which would be confidential for Seller, its Affiliates, or to any third party, (iii) the access will be given in Seller's offices at normal business hours, and (iv) all information included in such books and records that do not relate to the Licensed Product shall be subject to the signature by Purchaser, prior to disclosure, of a confidentiality and restricted use agreement containing provisions at least as strict as the provisions defined in Section 20.2 of the Gabitril License Agreement. If the information relating to the Licensed Product can be physically extracted from the corresponding books and records, Purchaser shall have the right to require Seller to extract such information. All internal and external costs incurred by Seller as consequence of such extraction shall be borne by Purchaser.

         7.7 Transfer of Ongoing Clinical Studies and Adverse Event Reporting Responsibilities
                  --------------------------------------------------------------

         7.7.1 (a) As of the Completion Date, Purchaser shall assume all responsibilities and costs, and obtain all rights, including ownership of the corresponding results with respect to ongoing clinical studies the list of which is attached hereto as Schedule 7.7.1. (the "Ongoing Clinical Trials").

         (b) In the event that a transfer of responsibilities from Seller or any of its Affiliates under the hereabove provision can be proven to cause a detrimental effect on any of such Ongoing Clinical Trials, the Parties agree that, upon Purchaser's reasonable request, Seller or its relevant Affiliates, shall continue its activities on Purchaser's behalf provided that (i) Purchaser shall reimburse Seller or its relevant Affiliates for its direct internal and external costs associated with such activities, and (ii) Purchaser shall use its best efforts to be or become able to carry out such activities by itself, and
(iii) Seller shall in no event be obliged, to continue such activities, except, as otherwise agreed, beyond March 31st, 2002.

         (c) Not later than thirty (30) days after the date hereof, the Parties shall define in good faith the detailed conditions of implementation of the hereabove provisions.

         7.7.2. (i) In countries of the Territory in which Seller and/or relevant Affiliates of Seller shall continue to sell the Licensed Product according to the Transitory Distribution Agreements and to the Long Term Distribution Agreement, Seller and/or the relevant Affiliates of Seller shall comply with the Adverse Event Reporting provisions contained in such distribution agreements for the duration hereof.

         (ii) In countries of the Territory in which, at the Completion Date, Seller and/or the relevant Seller's Affiliates has obtained a Product Registration from the competent Governmental Body but where the Licensed Product is not marketed, Seller shall, on a country by country basis, ensure that, it and each of the relevant Seller's Affiliates shall (i) record, investigate, summarize and review all adverse events and serious adverse events and (ii) adhere to all requirements of local law which relate to the reporting and investigation of adverse events and serious adverse events, until the date of transfer of the Product Registration to Purchaser's Designee.

         In addition, until the date of transfer of the Product Registration to Purchaser's Designee, on a country per country basis, each Party shall report to the other (with respect to Purchaser, via its Affiliate Cephalon Inc.) all safety information relating to the Licensed Product in accordance with the "agreement concerning the exchange of information on Adverse Drug Reactions / Adverse Events (Adverse Experiences) and Quality Deficiencies (Potentially resulting in Medical Risks) with regard to Pharmaceutical Products" entered by and between Cephalon Inc., the parent company of Purchaser, and the Seller on April 24, 2001.

         Promptly following the Completion Date, the Purchaser agrees to enter with Cephalon Inc., in an agreement with respect to the reporting of adverse events and serious adverse events, which terms shall be consistent with the above mentioned adverse event reporting agreement.

         7.8      Confidentiality
                  ---------------

         The terms and conditions of this Agreement shall be maintained in confidence by each of the Parties from and after the date hereof with the same degree of care as it maintains its own confidential and proprietary information and shall not be - without the prior written consent of the other Party not to be unreasonably withheld - published, disseminated or disclosed to any third party nor used by such Party for any purpose except to the extent necessary for the performance of this Agreement.

         7.9      Non-Competition
                  ---------------

         During a period of three (3) years after the Completion Date, Seller shall not, directly or through any of its Affiliates, except in accordance with the terms and conditions of any agreement (including the Ancillary Agreements) between Seller and/or its Affiliates, on the one hand, Purchaser and/or its Affiliates, on the other hand, manufacture, distribute and/or sell any pharmaceutical product containing Tiagabine (as such term is defined in Section 1.17 of the Gabitril License Agreement) as active ingredient, in the Territory.

         7.10     Further Actions
                  ---------------

         Each of the Parties shall, and shall cause its Affiliates, to execute and deliver such instruments and take such other actions as, in the reasonable opinion of the other Party, may be required to carry out the intent of this Agreement, and consummate the transactions contemplated hereby. In particular and without limitation to the foregoing, Seller shall cause its Affiliates to cooperate with Purchaser and its Affiliates in order to ensure a smooth and orderly transfer of the manufacturing and distribution of the Licensed Products upon termination or expiration of the Transitory Distribution Agreements and of the Toll Manufacturing Agreement, as provided pursuant to the provisions of such agreements.

                   ARTICLE 8: CONDITIONS PRECEDENT TO CLOSING
                   ---------- -------------------------------

         8.1      General Conditions
                  ------------------

         The obligations of each Party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Body that prohibits the consummation of the transactions contemplated hereby, and no Proceeding by any third party, including, but not limited to, any Governmental Body shall be pending which seeks to prohibit or declare illegal or invalid or which seeks to enjoin or obtain monetary damages in respect of, the transactions contemplated hereby;

         (b) Novo Nordisk A/S shall have executed the Gabitril License Amendment; and

         (c) Novo Nordisk A/S shall have executed the Gabitril Consent to Assignment.

         8.2      Conditions to Obligations of Purchaser
                  --------------------------------------

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by Purchaser, at or prior to the Closing, of the following conditions: (i) Seller shall have performed in all material respects its obligations required under this Agreement to be performed by it at or prior to the Closing (including, but not limited to deliveries according to Section 4.2), and (ii) the representations and warranties made by Seller according to the provisions of this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct in all material respect as of such date).

         8.3      Conditions to Obligations of Seller
                  -----------------------------------

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by Seller, at or prior to the Closing, of the following conditions: (i) Purchaser shall have performed in all material respects its obligations required under this Agreement to be performed by it at or prior to the Closing (including, but not limited to, deliveries according to Section 4.3) and (ii) the representations and warranties made by Purchaser according to the provisions of this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct in all material respect as of such date).

                             ARTICLE 9: TERMINATION
                             ---------- -----------

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

         (a) by the written agreement of each of Purchaser and Seller; or

         (b) by either Purchaser or Seller, by giving written notice of such termination to the other Party, if the Closing shall have not occurred on, or before the expiration of a period of three (3) months after the date of execution of this Agreement.

                          ARTICLE 10: INDEMNIFICATION
                          ----------- ---------------
                  FOR BREACH OF REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

         10.1     Indemnification:
                  ----------------

         (a) Indemnification by Seller: From, and after, the Closing, and subject to the provisions of this Article 10, Seller hereby agrees to indemnify and hold harmless Purchaser and/or its Affiliates from and against any and all claims, liabilities, obligations, judgments, penalties, losses, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel (collectively referred to as the "Damages") incurred by Purchaser and/or its Affiliates in connection with (i) any material inaccuracy or breach of any representation or warranty on the part of Seller contained herein, and (ii) any obligation, liability, commitment and/or indebtedness incurred in connection with the operation of the Transferred Assets and of the related business prior to the Closing.

         (b) Indemnification by Purchaser: From, and after, the Closing, and subject to the provisions of this Article 10, Purchaser hereby agrees to indemnify and hold harmless Seller and/or its Affiliates from and against any and all Damages incurred by Seller or Seller's Affiliates in connection with (i) any material inaccuracy or breach of any representation or warranty on the part of Purchaser contained herein, and (ii) any of the Obligations Undertaken.

         (c) All claims made by any Party (the "Indemnifiable Party") against the other Party (the "Indemnifying Party") under this Article 10 shall be asserted as contemplated by Section 10.2 below.

         10.2     Indemnification for Direct Claims
                  ---------------------------------

         In the event of a claim (other than a Third Party Claim as defined in Section 10.3) made by one party and/or its Affiliates under Section 10.1 (a) or
(b) as the case may be (a "Direct Claim"), the Indemnifiable Party shall notify such Direct Claim in writing to the Indemnifying Party with reasonable promptness, specifying the nature of such Direct Claim and the amount or estimated amount thereof (which estimate shall not be conclusive of the final amount of such Direct Claim).

         10.3     Third Party Claims:
                  -------------------

         (a) In the event that (i) any claim, demand or action, suit or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (each, a "Proceeding" and collectively, "Proceedings") is asserted or instituted by any party other than the Parties and their Affiliates which could give rise to Damages for which an Indemnifying Party would be liable to an Indemnifiable Party hereunder (such Proceeding being hereinafter referred to as a "Third Party Claim"), the Indemnifiable Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim or demand and the amount or estimated amount (which estimate shall not be conclusive of the final amount of such claim and demand) (a "Third Party Claim Notice").

         (b) In the event of a Third Party Claim, the Indemnifying Party may retain counsel of its choice, reasonably acceptable to the Indemnifiable Party, to represent the Indemnifiable Party and any others the Indemnifying Party may reasonably designate in connection with such claim or demand and shall pay the fees and disbursements of such counsel with regard thereto. If requested by the Indemnifying Party, the Indemnifiable Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the Third Party Claim or demand, or any cross-complaint against any person. No claim or demand may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         (c) From and after the delivery of a Third Party Claim Notice hereunder, at the reasonable request of the Indemnifying Party, the Indemnifiable Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of the Indemnifiable Party to the extent reasonably related to the matters to which the Third Party Claim Notice relates. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Third Party Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable Laws) any information obtained pursuant to this Section which is designated confidential by the Indemnifiable Party. All such access shall be granted during normal business hours and shall be granted under conditions which will not interfere with the business and operations of the Indemnifiable Party.

         10.4     Limitation on Indemnity Payments.
                  --------------------------------

         (a) General Limitations:
             -------------------

              (i) Subject to the provisions of Section 10.4 (b) (i), if an Indemnifying Party pays to an Indemnifiable Party an amount in respect of a Claim, and the Indemnifiable Party subsequently recovers or is entitled to recover part or all of such amount from a third party (including tax authorities) in relation to the same Claim, the Indemnifiable Party shall take all reasonable steps to obtain such payment and, immediately thereupon, shall pay to the Indemnifying Party the amount thereby recovered from such third party; provided, however, that the cumulated sums paid to the Indemnifying Party shall not exceed the amount paid by the Indemnifying Party and shall also not exceed the amount paid by such third party less any costs, fees and expenses, duly evidenced, incurred by the Indemnifiable Party in connection with the recovery of such amount from such third party.

              (ii) No Party hereto shall be entitled, under Section 10.1, to claim any indemnification (x) on the basis of any and all facts, events or circumstances which are explicitly disclosed in this Agreement or in any Schedule hereto or (y) in respect of any breach of a representation or warranty to the extent it was aware of such breach at the date hereof.

                   In particular, Purchaser acknowledges that it has been given access by Seller to the documents listed in the Data Room Index communicated today by Seller to Purchaser during a due diligence process (the "Due Diligence Process"), and that, without limiting in any way the generality of the foregoing, Purchaser shall not be entitled to claim any indemnification under this Agreement on the basis of any and all facts or matters which have been explicitly disclosed to Purchaser during such Due Diligence Process.

              (iii) No Indemnifiable Party may seek or obtain indemnification more than one (1) time from the same Indemnifying Party for any claim in which the facts and circumstances are identical in all material respects to the facts and circumstances with respect to which there was a final determination or settlement under this Article 10 of a claim brought by such Indemnifiable Party against such Indemnifying Party. If any claim for indemnification is based upon a liability which is contingent only, the Indemnifiable Party shall not be liable to make any indemnification payment unless and until such contingent liability becomes due and payable; provided however that any claim for indemnification that is made with respect to a contingent liability prior to the termination of the survival period defined in Section 10.4 shall not be denied, and no Indemnifying Party's liability hereunder shall be extinguished because such liability remains contingent at the end of such survival period.

              (iv) The Indemnifiable Party shall take all reasonable steps to avoid or mitigate any Damages in respect of which it might be entitled to indemnification pursuant to this Article 10.

         (b) Limitation on Indemnity Payments by Seller
             ------------------------------------------

              (i) No claim for indemnification under Article 10 may be made by Purchaser or aggregated for the purposes of paragraph (ii) below, and no payment in respect thereof shall be required from Seller or any of its Affiliates with respect to any Damage for which Purchaser shall be entitled to a claim towards Novo Nordisk A/S according to the provisions of Section 19 of the Gabitril License Agreement.

              (ii) No claim for indemnification under this Article 10 may be made by Purchaser and no payment in respect of any material inaccuracy or breach of any representation or warranty on the part of Seller contained herein shall be required from Seller or any of its Affiliates unless (x) the amount of each individual claim for which indemnification is sought exceeds Euros [**], and (y) the aggregate amount of Damages resulting from such individual claims exceeds Euros [**] (and then only for the amount of such excess).

         10.5     Survival of Representations and Warranties
                  ------------------------------------------

         (a) The Parties hereby agree that, except as set forth in Section 10.4
(b), the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of three (3) years after the Closing and any claim for indemnification arising out, or resulting from, an alleged inaccuracy or breach of any such representations and warranties must be made prior to the termination of such period.

         (b) Each representation and warranty contained in Sections 5.1, 5.2, 5.3, 6.1, 6.2 and 6.3 shall survive the execution and delivery of this Agreement and the Closing hereunder until the applicable statute of limitations governing claims with respect to such representations and warranties has expired.

                         ARTICLE 11: GENERAL PROVISIONS
                         ----------- ------------------

         11.1     Expenses and Taxes
                  ------------------

         Each Party shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that the Parties agree that all applicable excise, sales, use, registration and/or value added transfer, stamp, documenting, filing, recordation, and other similar taxes (excluding, for the avoidance of doubt, income taxes), levies, fees and charges, if any, that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Purchaser, regardless of the Party on which such taxes, levies, fees or charges are imposed.

         11.2     Amendments
                  ----------

         This Agreement may be amended, supplemented or modified and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement and executed by duly authorized representatives of the Parties.

         11.3     Entire Agreement
                  ----------------

         This Agreement constitutes the entire agreement among the Parties with respect to the matters herein and supersedes any previous agreements and understandings between the Parties with respect to those matters.

         11.4     Public Announcements
                  --------------------

Purchaser and Seller will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the other Party's name or the transactions contemplated hereby and neither Anesta nor Sanofi-Synthelabo shall issue any such press release or make any such public statement without having first submitted a draft thereof to the other Party. The issuance thereof shall not be made without the prior written approval of the other Party (such approval not to be unreasonably withheld). However, such approval shall be unnecessary if the disclosing Party is subject to a legal requirement to disclose the existence and terms of this Agreement. In such event, the disclosing Party shall notify without delay the other Party and provide the other Party with a copy of the contemplated disclosure prior to submission or release as the case may be, unless notifying is impossible due to circumstances beyond the Party's control. The other Party may provide comments to the submission or release and the disclosing Party shall in such case take into consideration all such reasonable comments. Unless otherwise agreed with the other Party the disclosing Party shall only disclose such information that is needed to comply with the applicable law.

         11.5     Governing Law - Arbitration
                  ---------------------------

         (a) This Agreement shall be governed in all respects by the laws of France, including validity, interpretation and effect, without regards to the principle of conflicts of laws that might otherwise be applicable.

         (b) All disputes arising in connection herewith shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC") as in effect as of the date of commencement of the arbitration proceedings, by three (3) arbitrators. The arbitration proceeding shall take place in Paris (France) and shall be conducted in the English language. The arbitration decision shall be binding upon the Parties and judgment upon any award rendered may be entered in any court having jurisdiction.

         11.6     Counterparts
                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         11.7     Headings
                  --------

         The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.8     Notices
                  -------

         All notices and other communications under this Agreement shall be in writing and in English language and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed as follows (or at such other address as the Party to whom notice is to be given has furnished in writing to the other Party):

         If to Seller:

         Sanofi-Synthelabo
                  174, Avenue de France
                  75013 Paris (France)
                  Attention:       General Counsel
                  Telephone:       +33(0) 1 53 77 42 30
                  Facsimile:       +33(0) 1 53 77 40 85

         With a copy to:

         Jones, Day, Reavis & Pogue
                  120, rue du Faubourg Saint-Honore
                  75008 Paris (France)
                  Attention:       Gael Saint Olive
                  Telephone:       +33(0) 1 56 59 39 39
                  Facsimile:       +33(0) 1 56 59 39 38

         If to Purchaser:

         Anesta GmbH
                  Bachtelstrasse 9
                  6048 Horw, Switzerland
                  Attention:       General Manager
                  Telephone:       + 41 41 342 1866
                  Facsimile:       + 41 41 342 1870

         With a copy to:

         Cephalon, Inc.
                  145 Brandywine Parkway,
                  West Chester
                  Pennsylvania 19380-4245 (U.S.A.)
                  Attention:       General Counsel & Secretary
                  Telephone:       + 1 610 738 6337
                  Facsimile:       + 1 610 738 6590

         With a copy to:

         Dechert
                  55, avenue Kleber
                  75116 Paris (France)
                  Attention:       Joseph Smallhoover
                  Telephone:       +33(0) 1 53 65 05 00
                  Facsimile:       +33(0) 1 53 65 05 05

         11.9     Severability
                  ------------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provision of this Agreement, each of which shall remain in full force and effect. However the Parties agree to substitute any invalid or unenforceable provision by a valid and enforceable provision which maintains, to the greatest extent possible, the respective interests of the Parties as established by the present terms and conditions of the Agreement.

         11.10    Binding Effect - No Assignment - Substitution
                  ---------------------------------------------

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party without the prior written consent of the other Party and any attempted assignment without such required consent shall be null and void.

         Notwithstanding the foregoing, Seller acknowledges and agrees that Purchaser may designate any Affiliate or any third party to which it decides to grant the right to distribute and sell the Licensed Product (the "Purchaser's Designee) to substitute Purchaser as transferee of the Product Registrations in accordance with the provisions of Section 7.4, provided however that no such substitution shall relieve Purchaser of, and shall not modify in any way, any of Purchaser's obligations, liabilities, and/or commitments hereunder.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written in ................. originals, in Geneva - Switzerland



         Seller:

         SANOFI-SYNTHELABO

         /s/ Jose Ferer
         .....................

         By: Jose Ferer

         Title: Director, Legal Operations



         Purchaser:

         ANESTA GmbH

         /s/ Peter Grebow
         .....................

         By: Peter Grebow

         Title: Attorney in Fact

                                 SCHEDULE I.1
                        LIST OF CATEGORIES A COUNTRIES

     [**]

                                  SCHEDULE I.2
                         LIST OF CATEGORIES B COUNTRIES

     [**]

                                  SCHEDULE I.3
                         LIST OF CATEGORIES C COUNTRIES

     [**]

                                  SCHEDULE I.5
         LIST OF THE PRODUCT REGISTRATIONS AND OF PENDING APPLICATIONS

     [**]

                                  SCHEDULE I.6
                           LIST OF REQUIRED CONSENTS

     [**]

                                  SCHEDULE I.8
                             TRANSFERRED CONTRACTS

     [**]

                                   SCHEDULE 5
                              DISCLOSURE SCHEDULE

     [**]

                                 SCHEDULE 5.10
         SALES OF THE LICENSED PRODUCT AND CORRESPONDING PROFITS/LOSSES

     [**]

                               SCHEDULE 7.4(A)(I)
                        IDENTITY OF PURCHASER'S DESIGNEE


     [**]

                               SCHEDULE 7.4(B)(I)
  LIST OF THE COUNTRIES IN WHICH SELLER HAS NOT SUBMITTED AN APPLICATION FOR A
            PRODUCT REGISTRATION TO THE COMPETENT GOVERNMENTAL BODY

     [**]

                              SCHEDULE 7.4(B)(II)
LIST OF THE COUNTRIES IN WHICH SELLER HAS SUBMITTED AN APPLICATION FOR A PRODUCT
     REGISTRATION TO THE COMPETENT GOVERNMENTAL BODY BUT WHERE THE PRODUCT
                      REGISTRATION IS NOT ALREADY GRANTED

     [**]

                              SCHEDULE 7.4(B)(III)
LIST OF THE COUNTRIES IN WHICH SELLER HAS SUBMITTED AN APPLICATION FOR A PRODUCT
 REGISTRATION TO THE COMPETENT GOVERNMENTAL BODY BUT WHERE THE LICENSED PRODUCT
                            IS NOT ALREADY MARKETED

     [**]

                                 SCHEDULE 7.7.1
                            ONGOING CLINICAL STUDIES

     [**]